THINK NEW IDEAS, INC.
                      8000 Sunset Boulevard, Penthouse East
                          Los Angeles, California 90046

                                  July 30, 1997



Mr. James Grannan
Vice President
THINK New Ideas, Inc.
500 Bishop Street, Suite 5A
Atlanta, Georgia  30305

      Re:  Amendment To Employment Agreement Dated June 30, 1996
           -----------------------------------------------------

Dear Jim:

      Reference is hereby made to that certain employment agreement dated as of June 30, 1996 (the "Employment Agreement") between THINK New Ideas, Inc. (the "Corporation") and James Grannan (the "Employee"). This letter is intended to confirm that, notwithstanding anything else to the contrary set forth in the Employment Agreement, the Corporation and the Employee hereby agree that the Period of Employment, as that term is defined in the Employment Agreement, be and hereby is extended for a period of one (1) year from June 30, 1997, and is subject to renewal as specified in the Employment Agreement. In consideration of the Employee's agreement to extend the Period of Employment as set forth herein, the Corporation has agreed to grant the Employee a bonus of $15,000 payable upon Employee's counter-execution hereof.

      Except as otherwise expressly modified hereby or required to effectuate the modification set forth herein, the Employment Agreement shall remain unchanged and shall continue in full force and effect pursuant to the terms thereof.

      This  letter  agreement   contains  the  entire   agreement   between  the
Corporation and the Employee with respect to the modification which is the subject hereof. This letter agreement may not be amended, changed, modified or discharged, nor may any provision hereof be waived, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise effect any of the provisions hereof.

      Please confirm that the Employee is in agreement with the foregoing, and that the foregoing is in accordance with your understanding by signing and returning this letter, which shall thereupon constitute a binding agreement.

Agreed to and accepted as of this
31st day of July, 1997:                             Very truly yours,

THE EMPLOYEE                                        THINK NEW IDEAS, INC.


By:  /s/ James Grannan                              By: /s/ Scott  A. Mednick
     -------------------------                          ------------------------
      James Grannan                                     Scott A. Mednick
                                                        Chief Executive Officer